UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: The copy of the Securities Purchase Agreement—Standard Terms included as part of the Letter Agreement attached as Exhibit 10.1 of the Form 8-K filing as originally filed did not include all of the pages of that document. This amendment is being filed to provide a complete copy of that document.

Item 9.01	Financial Statements and Exhibits.

4.1	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Form of Series A Preferred Stock Certificate

4.3	Warrant to Purchase Common Stock

10.1	Letter Agreement, dated November 21, 2008, between the Company and the United States Treasury, which includes the Securities Purchase Agreement—Standard Terms attached thereto, with respect to the issuance and sale of the Senior Preferred Stock and the Warrant

99.1	Press release dated November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: December 17, 2008	/s/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and Chief Financial Officer

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